Exhibit 99.1
FOR IMMEDIATE RELEASE
ASYST REPORTS RESULTS FOR THIRD QUARTER OF FISCAL 2007
     FREMONT, Calif., Feb. 1, 2007 — Asyst Technologies, Inc. (Nasdaq: ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, today reported financial results for its fiscal third quarter ended Dec. 31, 2006.
     Net sales for the quarter were $126 million, up 3% from $123 million in the prior sequential quarter. Net sales of tool and fab automation products at ATI were $48 million, which compares with $50 million in the prior sequential quarter. Net sales of Automated Material Handling Systems (AMHS) at Asyst Shinko, Inc. (ASI) were $78 million, which compares with $72 million in the prior sequential quarter.
     For the fiscal third quarter, net loss according to GAAP was $0.2 million, or less than $0.01 per share, which compares with a net loss of $2.7 million, or $(0.06) per share, in the prior sequential quarter. GAAP net income for the quarter included the impact of $1.0 million in legal and accounting fees and expenses related to the company’s previously announced inquiry into past stock option grants and practices, which was completed in the quarter. GAAP net income also includes the impact of approximately $1.0 million in legal fees and costs associated with our pending patent infringement lawsuit against Jenoptik AG (discussed further below).
     Non-GAAP net income, which excludes the stock option inquiry costs, the net impact of intangibles amortization, and stock-based compensation expense, was $6.0 million, or $0.12 per share, which compares with non-GAAP net income of $8.2 million, or $0.17 per share, in the prior sequential quarter.
     Total bookings for the quarter were $112 million, which compares with $119 million in the prior sequential quarter. Bookings at ATI were $42 million, which compares with $50 million in the fiscal second quarter. Bookings at ASI were $70 million, essentially flat with $69 million in the prior sequential quarter. The company’s overall book-to-bill ratio was 0.88:1 and backlog as of the end of the quarter, adjusted for the impact of a weaker Japanese Yen, was approximately $188 million.
     Steve Schwartz, chairman and chief executive officer of Asyst, said, “The business generally performed to our expectations in the fiscal third quarter, although ATI bookings reflected recent business trends at our OEM customers. Looking into calendar 2007, we currently anticipate that our semiconductor customers will invest in fab automation at approximately the same level as in calendar 2006. In this stable environment, we are continuing to focus on gaining market share by converting equipment makers to our highly value-added Spartan™ equipment front-end, further penetrating the successful Spartan Sorter into Japan and Asia, and leveraging our broad portfolio of products to assume more responsibility for customers’ fab automation requirements. In addition, we are increasing our investment in new product development and redoubling our efforts in product cost reduction, with the objectives of increasing our technical lead and achieving a level of profitability that will allow us to continue to invest in the next generation of fab automation technology.”
     The company provided the following guidance for the fiscal fourth quarter ending Mar. 31, 2007:
•	Net sales for the fiscal fourth quarter are expected to be in the range of $125 to $140 million.

•	GAAP net income is expected to be approximately breakeven.

•	Non-GAAP net income for the fiscal fourth quarter is expected to be in the range of $0.10 to $0.13 per share. In calculating non-GAAP net income, the company expects to exclude:
–	$3.6 million of intangibles amortization, net of taxes

–	$1.5 million of stock-based compensation expense
     Asyst separately announced that a federal jury in the United States District Court for the Northern District of California, returned yesterday a verdict in Asyst’s favor in the company’s long-pending patent lawsuit against Emtrak, Inc., Jenoptik AG, and others. The verdict validated Asyst’s patent relating to its innovative Smart Traveler technology, and awarded Asyst damages of approximately $75 million. The verdict is subject to several post-trial motions, which could take several months to resolve. Those motions and other factors, including legal fees, could significantly reduce Asyst’s recovery in the lawsuit.
     Asyst also announced that it recently received a letter from the Securities and Exchange Commission, San Francisco District Office, notifying the company that its previously disclosed investigation of the company’s past stock option grants and practices has been terminated with a recommendation that no enforcement action be taken. In addition, the U.S. Attorney’s office also recently informed the company that it has suspended the compliance date until further notice for the subpoena issued by the U.S. Attorney’s office in its related investigation.
About Asyst
     Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst’s modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst’s homepage is http://www.asyst.com
Conference Call Details
     A live webcast of the conference call to discuss the quarter’s results will take place today at 5:00 pm Eastern Time. The webcast will be publicly available on Asyst’s website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the “webcast” link. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst’s website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 11082905 #. The audio instant replay is available from Feb. 1 at 7:00 pm Eastern Time through Feb 15 at 2:59 a.m. Eastern Time.
About Our Non-GAAP Operating Results and Adjustments
     To supplement our consolidated financial results prepared under generally accepted accounting principles (“GAAP”), we use a non-GAAP measure of operating results that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Our non-GAAP net income (loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. This measure is not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income (loss) by adjusting GAAP net income (loss) for the impact of amortization of acquisition-related intangibles, restructuring and impairment charges, costs related to events outside the normal course of business, and other non-cash charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP.

Forward Looking Statements
     Except for statements of historical fact, the statements in this release are forward-looking. The forward-looking statements include statements regarding future financial results; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2006, as amended on Form 10-K/A, and other reports filed with the Securities and Exchange Commission. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: uncertainties whether the expected range of results discussed above will change as Asyst finalizes and files its financial statements; uncertainties relating to the time needed to complete the financial review and preparation of financial statements by Asyst, and the time needed by our independent registered public accounting firm to complete its audit, review and other procedures relating to the financial statements; distraction of management’s attention from our operations as a result of past or future issues relating to past option grants; uncertainties arising from our inability to maintain effective internal control over financial reporting; the likelihood that fees and expenses associated with the governmental inquiries, accounting review, pending and potential lawsuits, or other matters arising from the company’s prior stock option practices are or will be material in any reporting period; requests by current or former officers and directors of the company for indemnification or advancement or reimbursement of fees and expenses; the impact of lawsuits or other proceedings initiated in relation to the company’s prior stock option grant practices; uncertainty that these or other matters could comprise a material weakness in the Company’s internal control over financial reporting, which could prevent the company from timely meeting its future reporting requirements or obligations to maintain effective internal control; volatility in our stock price pending resolution of or resulting from the matters discussed above; the volatility of semiconductor industry cycles; our ability to achieve forecasted revenues, margins and profits; failure to respond to rapid demand shifts; dependence on a few significant customers; the timing and scope of decisions by customers to transition and expand fabrication facilities and investment in fab automation equipment; our ability to maintain or expand market share in our product segments; our ability to improve gross margins through product cost reduction; continued risks associated with the acceptance of new products and product capabilities; the risk that customers will delay, reduce or cancel planned projects or bookings and thus delay recognition or the amount of our anticipated revenue; competition in the semiconductor equipment industry and specifically in AMHS; failure to retain and attract key employees; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2006, and other reports filed with the Securities and Exchange Commission.
“Asyst” is a registered trademark and Sparta is a trademark of Asyst Technologies, Inc. “Asyst Shinko” is a trademark of Asyst Shinko, Inc. All Rights Reserved.

Contact:	John Swenson Vice President, Investor Relations & Corporate Communications 510-661-5000

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	December 31,	March 31,
	2006	2006
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$98,284	$109,926
Accounts receivable, net	128,933	141,453
Inventories	60,528	33,219
Prepaid expenses and other	29,234	26,831

Total current assets	316,979	311,429

LONG-TERM ASSETS:
Property and equipment, net	23,839	23,108
Goodwill	82,925	58,840
Intangible assets, net	47,519	19,334
Other assets	6,317	2,583

Total long-term assets	160,600	103,865

Total assets	$477,579	$415,294

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term loans and notes payable	$1,540	$1,443
Current portion of long-term debt and capital leases	8,232	1,368
Accounts payable	111,928	88,785
Accrued and other liabilities	94,203	62,902
Deferred margin	8,403	5,335

Total current liabilities	224,306	159,833

LONG-TERM LIABILITIES:
Convertible notes	86,250	86,250
Long-term debt and capital leases, net of current portion	51,864	918
Deferred tax and other long-term liabilities	24,728	14,093

Total long-term liabilities	162,842	101,261

MINORITY INTEREST	130	66,521

SHAREHOLDERS’ EQUITY:	90,301	87,679

Total liabilities, minority interest and shareholders’ equity	$477,579	$415,294

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
		(as restated)		(as restated)
NET SALES	$126,135	$106,824	$365,765	$348,870
COST OF SALES	88,019	64,848	252,082	229,736

Gross profit	38,116	41,976	113,683	119,134

OPERATING EXPENSES:
Research and development	7,690	6,342	25,679	20,562
Selling, general and administrative	21,831	21,296	63,669	62,747
Amortization of acquired intangible assets	5,912	3,494	14,461	13,126
Restructuring charges (credits)	—	(139)	1,784	(46)

Total operating expenses	35,433	30,993	105,593	96,389

Operating income	2,683	10,983	8,090	22,745

Other income (expense), net	(1,326)	2,409	(2,200)	939

Income before provision for income taxes and minority interest	1,357	13,392	5,890	23,684
PROVISION FOR INCOME TAXES	(1,569)	(6,426)	(7,661)	(16,110)
MINORITY INTEREST	(11)	(4,178)	(1,760)	(10,115)

NET INCOME (LOSS) PRIOR TO CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(223)	2,788	(3,531)	(2,541)
Cumulative effect of change in accounting principle	—	—	103	—

NET INCOME (LOSS)	$(223)	$2,788	$(3,428)	$(2,541)

Basic net income (loss) per share prior to cumulative effect of change in accounting principle	$(0.00)	$0.06	$(0.07)	$(0.05)
Cumulative effect of change in accounting principle	—	—	0.00	—

BASIC NET INCOME (LOSS) PER SHARE	$(0.00)	$0.06	$(0.07)	$(0.05)

DILUTED NET INCOME (LOSS) PER SHARE	$(0.00)	$0.06	$(0.07)	$(0.05)

SHARES USED IN THE PER SHARE CALCULATION — BASIC	49,028	48,019	48,829	47,918

SHARES USED IN THE PER SHARE CALCULATION — DILUTED	49,028	48,789	48,829	47,918

ASYST TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(Unaudited; in thousands, except per share data)

	Three Months Ended
	December 31, 2006
	GAAP	Adjustments		Non-GAAP
NET SALES	$126,135	$—		$126,135
COST OF SALES	88,019	(326	)1	87,693

Gross profit	38,116	326		38,442

OPERATING EXPENSES:
Research and development	7,690	(344	)2	7,346
Selling, general and administrative	21,831	(1,816	)3	20,015
Amortization of acquired intangible assets	5,912	(5,912)		—

Total operating expenses	35,433	(8,072)		27,361

Operating income	2,683	8,398		11,081

Other expense, net	(1,326)	—		(1,326)

Income before provision for income taxes and minority interest	1,357	8,398		9,755
PROVISION FOR INCOME TAXES	(1,569)	(2,177	)4	(3,746)
MINORITY INTEREST	(11)	—		(11)

NET INCOME (LOSS)	$(223)	$6,221		$5,998

BASIC NET INCOME (LOSS) PER SHARE	$(0.00)	$0.13		$0.12

DILUTED NET INCOME (LOSS) PER SHARE	$(0.00)	$0.12		$0.12

SHARES USED IN THE PER SHARE CALCULATION — BASIC	49,028	49,028		49,028

SHARES USED IN THE PER SHARE CALCULATION — DILUTED	49,028	49,815		49,815

Adjustments

1)	Stock-based compensation expense of $326

2)	Stock-based compensation expense of $344

3)	Stock-based compensation expense of $865; stock option investigation fees and expenses of $951

4)	Reversal of income tax benefit of $2,177 related to amortization of intangibles
ASYST TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited; in thousands, except per share data)

	Three Months Ended Dec. 31, 2006
			Consolidated
	ATI	ASI	Under GAAP
SUPPLEMENTAL STATEMENTS OF OPERATIONS
NET SALES	$48,288	$77,847	$126,135
COST OF SALES	29,399	58,620	88,019

Gross profit	18,889	19,227	38,116

OPERATING EXPENSES:
Research and development	5,384	2,306	7,690
Selling, general and administrative	15,049	6,782	21,831
Amortization of acquired intangible assets	183	5,729	5,912

Total operating expenses	20,616	14,817	35,433

Operating income (loss)	(1,727)	4,410	2,683

Other income (expense), net	(1,441)	115	(1,326)
Income (loss) before provision for income taxes and minority interest	(3,168)	4,525	1,357

PROVISION FOR INCOME TAXES	149	(1,718)	(1,569)
MINORITY INTEREST	(11)	—	(11)

NET INCOME (LOSS)	$(3,030)	$2,807	$(223)

BASIC NET INCOME (LOSS) PER SHARE	$(0.06)	$0.06	$(0.00)

DILUTED NET INCOME (LOSS) PER SHARE	$(0.06)	$0.06	$(0.00)

SHARES USED IN THE PER SHARE CALCULATION — BASIC	49,028	49,028	49,028

SHARES USED IN THE PER SHARE CALCULATION — DILUTED	49,028	49,815	49,028